Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No 1. to the quarterly report of Pana-Minerales S.A. (the “Company”) on Form 10-Q for the period ended February 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harry Ruskowsky, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2012

/s/ Harry Ruskowsky
Name: Harry Ruskowsky
Title: Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer & Principal Accounting Officer)